Exhibit 99.2

      Pediatrix Authorizes Additional $50 Million Share Repurchase Program

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 21, 2004--Pediatrix Medical Group, Inc. (NYSE:PDX), the nation's largest provider of newborn and maternal-fetal physician services, today announced that its Board of Directors has authorized the repurchase of up to an additional $50 million of the Company's common stock.
     The share repurchase program is effective immediately and permits the Company to make open market purchases from time-to-time based upon general economic and market conditions.
     "We continue to achieve excellent financial results, we are in a very solid financial position, and we remain optimistic about our prospects for continued growth," said Roger J. Medel, M.D., Chief Executive Officer of Pediatrix. "We believe that with the combination of our existing cash, our ongoing cash flow from operations, and our available line of credit, we have sufficient access to capital to continue to fund acquisitions while moving forward with this new share repurchase program."
     Pediatrix remains confident in its ability to meet its previously issued earnings guidance for 2004. The Company is not adjusting guidance to reflect this repurchase program because it is not able to predict the timing of share repurchases. That guidance includes contributions from group practice acquisitions, and Pediatrix remains comfortable with its ability to meet acquisition targets. Pediatrix has paid cash to acquire five physician group practices this year.
     At March 31, 2004, the Company had cash and cash equivalents of more than $24 million, debt of less than $2 million, and an unused line of credit of $100 million.
     Pediatrix has completed three previously authorized share repurchase programs since June 2002, using $150 million of its cash to purchase approximately 4.7 million shares.

     About Pediatrix

     Pediatrix was founded in 1979. Pediatrix physicians are reshaping the delivery of maternal-fetal, newborn and pediatric subspecialty care, identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Its neonatal physicians provide services at more than 200 neonatal intensive care units, and through Obstetrix, its maternal-fetal physicians provide services in many markets where Pediatrix's neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 700 physicians in 31 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and the largest private provider of newborn metabolic screening. Additional information is available at http://www.pediatrix.com.

     Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors".

    CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
             Bob Kneeley, 954-384-0175, x-5300
             Director, Investor Relations
             bob_kneeley@pediatrix.com